Exhibit 99.1

Esports Entertainment Group Strengthens Board with New Independent Director

Sep 1, 2020

40+ year gambling industry veteran Warwick Bartlett Appointed to Board

BIRKIRKARA, Malta, Sept. 01, 2020 (GLOBE NEWSWIRE) — Esports Entertainment Group, Inc. (NasdaqCM: GMBL, GMBLW) (the “Company”), a licensed online gambling company with a focus on esports wagering and 18+ gaming, today announced gambling industry veteran Warwick Bartlett was appointed to the Company’s Board as an independent director. Esports Entertainment Group CFO Dan Marks also appointed to the Company’s Board.

Warwick was chairman of the Association of British Bookmakers for 10 years, chairman of the Bookmakers Committee to the Levy Board for six years and held a seat on the Horserace betting Levy Board for the same period. Warwick is the CEO and owner of Global Betting & Gaming Consultants (GBGC), which has established itself as the most credible specialist international gambling consultancy in the world. GBGC has worked with, or supplied information to, over 600 clients, the majority of whom are “blue chip.” Projects have included market research/assessments, business/facility planning, product evaluations, design/operational reviews, the development/review of corporate strategies, license applications, regulation development for and on behalf of governments, IPOs, M&A and due diligence. Typically, clients include operators, monopolies/lotteries, suppliers, investment banks, the major consultancies, and governments.

“I am delighted to join Esports Entertainment Group’s Board as a non-executive director, and l look forward to working with Grant and his accomplished team,” commented Warwick. “There are some wonderful opportunities in esports gaming, such as the Company’s recent acquisition of Argyll Entertainment, which provides Esports Entertainment Group with immediate revenue and the foundation for accelerated growth.”

Global esports revenues are expected to grow 15.7% year-on-year to $1.1 billion in 2020, according to Newzoo, while the global esports betting market is forecast to reach $17.2 billion by year end according to data from Esports Insider.

“Warwick has been instrumental in several major developments in the gambling and iGaming space, and we’re excited to have him on the team,” said Grant Johnson, CEO of Esports Entertainment Group. “He’s a strong addition to the board as an independent director, and I believe his experience will resonate with the institutional investor community.”

“We have laid the foundation for long-term success with the world’s most transparent esports betting platform,” continued Johnson. “With a strong team, industry-leading partnerships, and significant competitive advantages, Esports Entertainment Group is well positioned for rapid growth in the months ahead.”

ABOUT ESPORTS ENTERTAINMENT GROUP

Esports Entertainment Group, Inc. is a licensed online gambling company with a specific focus on esports wagering and 18+ gaming. Esports Entertainment offers fixed odds wagering, fantasy and pools on various esports events in a licensed, regulated and secure platform at vie.gg and owns and operates online sports book, SportNation.bet. In addition, Esports Entertainment intends to offer users from around the world the ability to participate in multiplayer mobile and PC video game tournaments for cash prizes. Esports Entertainment is led by a team of industry professionals and technical experts from the online gambling and the video game industries, and esports. The Company holds a license to conduct online gambling and 18+ gaming on a global basis in the UK, Ireland, Malta and Curacao. The Company maintains offices in New Jersey, the UK and Malta. For more information visit www.esportsentertainmentgroup.com.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

U.S. Investor Relations

RedChip Companies, Inc.

Dave Gentry

407-491-4498

dave@redchip.com

Media Contacts

AGORACOM

ESPO@agoracom.com

http://agoracom.com/ir/eSportsEntertainmentGroup